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                                                                    Exhibit 10.1
                                                                    ------------

                          LEASE AGREEMENT


     THIS LEASE AGREEMENT (herein called the "Lease") is made this 26th day of October, 1999, by and between Olympia Equity Investors III, L.P., a Maine limited partnership with a place of business in Bangor, Penobscot County, Maine ("Landlord"), and mailing address of 500 Main Street, Bangor, Maine 04401, and Coastal Bank, a Maine banking corporation with a place of business at 36 Thomas Drive, Westbrook, Cumberland County, Maine ("Tenant"), and mailing address of P.O. Box 8550, Portland, Maine 04104.

                     Landlord and Tenant agree as follows:

     SECTION 1.0. BASIC DATA; CONDITIONS
     -----------------------------------

     1.1  Basic Data

     Each reference in this Lease to any of the terms contained in this Section or otherwise defined herein shall be construed to incorporate the definitions or data stated under that term.

Premises Address:   Lot 3, DoubleTree Hotel site, Congress Street, Portland,
                    Maine

     Term:          Initial Term:  10 Lease Years


                    Extended Term: 4 options for 5 additional Lease
                                   Years each

     Rent:          Lease Year     P.S.F.                  Annually    Monthly

                    1-10           $14.80 ("Base Rent")  $277,603.60  $23,133.63
                                   per square foot of
                                   Gross Rentable Area

                    11-15 Base Rent per square foot of Rentable Area of the Premises shall be annually adjusted to equal the lesser of the Base Rent for the previous year multiplied by (a) 1.02 or (b) the CPI Change (as defined herein) between January 1 of the Lease Year and January 1 of the prior year.

                    16-20 Base Rent per square foot of Rentable Area of the Premises shall be annually adjusted to equal the lesser of the Base Rent for the previous year multiplied by (a) 1.02 or (b) the CPI Change (as defined herein) between January 1 of the Lease Year and January 1 of the prior year.

                    21-25 Fixed for five years at 95% of fair market rental value on
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                                   the first day of the extension period; if
                                   Landlord and Tenant cannot agree on fair market rental value, each choose an appraiser which in turn appoints a third appraiser, as more particularly specified in Section 4.0 of this Lease.

                    26-30 Fixed for five years at 95% of fair market rental value on the first day of the extension period; if Landlord and Tenant cannot agree on fair market rental value, each choose an appraiser which in turn appoints a third appraiser, as more particularly specified in Section 4.0 of this Lease.

     Tenant Address:               Coastal Bank
                                   P.O. Box 8550
                                   Portland, Maine 04104
                                   Attention: President & CEO

                                   With a copy to:

                                   Eric F. Saunders, Esq.
                                   Bernstein, Shur, Sawyer & Nelson, P.A.
                                   100 Middle Street, West Tower
                                   P.O. Box 9729
                                   Portland, ME 04104-5029

     Landlord Address:             Olympia Equity Investors III, L.P.
                                   500 Main Street
                                   Bangor, ME 04401
                                   Attention: Kevin P. Mahaney

                                   With a copy to:

                                   George F. Eaton II, Esq.
                                   Rudman & Winchell LLC
                                   84 Harlow Street
                                   P.O. Box 1401
                                   Bangor, ME 04402

     Building: A three story office building comprising approximately 29,111 square feet of Gross Rentable Area, as more particularly specified hereinbelow.

     Construction
     Representatives:              Landlord:    Gary R. Guerette, Alliance
                                                Construction Incorporated
                                                160 Pleasant Hill Road
                                                Scarborough, ME 04074

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                                   Tenant:      Edmond Theriault
                                                Theriault/Landmann Associates
                                                118 Congress Street
                                                Portland, ME 04101

     Final Specifications Date:    November 8, 1999

     Delivery Date:                April 1, 2000

     Outside Delivery Date:        May 1, 2000

     1.2. Definitions

     For purposes of this Lease, the following terms have the following meanings, unless the context clearly requires otherwise.

     Building means the building to be constructed on the Premises pursuant to
Section 2.0.

     Commencement Date means the date that Landlord delivers complete and exclusive actual possession of the Premises to Tenant under Section 2.3.1.

     CPI means the Consumer Price Index - All Urban Workers (CPI-U) - All Items - U.S. City Average (1982-84=100) (not seasonally adjusted), as reported by the U.S. Department of Labor, Bureau of Labor Statistics for January of the respective year. In the event that the CPI as defined is no longer available, the parties will substitute the most directly comparable index then available.

     The CPI Change is calculated by taking the CPI for January of the current year and subtracting the CPI for January of the prior year to obtain the index point change. The index point change is divided by the CPI for January of the prior year, and 1.0 is added to the result.

     Excess Rental Proceeds means proceeds of certain subleases by Tenant during an Extended Term, as described in Section 4.1.

     Gross Rentable Area means the square footage amount calculated to exist in the Building as described in Schedule 1.1.

     Hazardous Material means any and all materials or substances which are defined as "hazardous waste" or "hazardous substance" under any state, federal, or local law, and includes asbestos, waste oil, and petroleum products.

     Landlord means Olympia Equity Investors III, L.P., or any party succeeding to the rights and responsibilities of Landlord under this Lease.

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     Landlord's Work means the work to be performed by Landlord as described in
Section 2.4, as further described in Exhibit C and in plans and specifications provided for herein.

     Lease means this Lease Agreement.

     Lease Year means the one-year period from the Commencement Date to one day prior to the first anniversary of the Commencement Date, and each succeeding following year during the term of this Lease, including any extension or renewal hereof.

     Premises means the Gross Rentable Area in the Building leased to Tenant under this Lease, together with all appurtenances and rights granted with respect to the Premises, the Building and the Site, as provided in Section 2.0.

     Site means the certain tract of land in Portland, Maine shown on Exhibit A and the legal description for which tract appears as Exhibit B.

     Tenant's Work means the work to be performed by Tenant as described in
Section 2.5, as further described in Exhibit D.

     1.3. Conditions to the Tenant's Obligations

     The Tenant's obligations under this Lease are subject to the following conditions. If the following conditions are not satisfied by the Final Specifications Date (or such other date as specified therein), the Tenant may terminate its obligations under this Lease by written notice to the Landlord, whereupon each party shall thereafter be released from any further obligations to the other hereunder:

     a. Landlord, at Landlord's expense, obtaining all municipal, state and federal approvals to construct the Building; Tenant's right to terminate its obligations under this paragraph shall expire if not exercised by the earlier of the receipt of all required approvals or midnight, November 8, 1999.

     b. Interior design for Tenant's space shall be Tenant's responsibility, subject to Landlord's approval, which shall not be unreasonably withheld, and unless otherwise agreed shall be completed on or before November 8, 1999.

     c. Exterior design shall be conditioned on mutual approval of Landlord and Tenant prior to the Final Specifications Date.

     d. Site plan shall be jointly designed and approved by Landlord and Tenant, prior to the Final Specifications Date, at Landlord's expense, including location and size of Building footprint, branch entrance, parking, and drive through facility as well as traffic circulation.

     e. Tenant shall have the exclusive right to 23 parking spaces on site (including all 18 spaces adjacent to the West entrance to the Building), exclusive rights to 29 of the 50 spaces

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immediately South of the Site, which Tenant may designate by signs or striping as exclusive to Tenant (the "Exclusive Off-Site Spaces"), and rights in common with other tenants of the Building to 42 other parking spaces on the adjacent DoubleTree Hotel parking lot (the "Non-Exclusive Off-Site Spaces"), as generally designated on Schedule 2.2, together with customer access to the Site from Sewall Street or other entry points to the DoubleTree Hotel (as they may change from time to time) without charge. The designated Exclusive Off-Site Spaces shall be reserved by signage for the Tenant's exclusive use during business hours, 7:30 a.m. to 5:30 p.m. each day that the Tenant is open for business. A sublease with respect to the Off-Site Spaces and access to the Site across property of the DoubleTree Hotel will be provided without cost covering the duration of this Lease and all renewals, provided that Tenant shall be responsible for an equitable portion of the cost of maintaining parking areas on DoubleTree property reserved for Tenant's primary use and shall carry appropriate property and liability insurance naming the owner of the DoubleTree as a co-insured in connection with such spaces. The sublease with respect to the parking spaces on and access across the DoubleTree premises shall be in a form satisfactory to Tenant and executable by Tenant and Landlord on or before the Final Specifications Date.

     f. Landlord shall provide satisfactory evidence of financial capacity of Landlord and Landlord's contractor to complete construction of the Building, and Landlord, Tenant and Landlord's mortgage holder(s) shall enter into a non-disturbance and recognition agreement on or before Landlord closes construction financing for construction of the Building, in a form reasonably satisfactory to Tenant, providing for recognition of Tenant's tenancy pursuant to the Lease and the right of Landlord to use condemnation and insurance proceeds as required under the Lease.

     1.4. Conditions to the Landlord's Obligations

     The Landlord's obligations under this Lease may be terminated in the event that Landlord does not receive from Tenant approvals for exterior design and the Site Plan by the Final Specifications Date, and Tenant's final proposed interior designs by November 8, 1999. Such termination must be exercised by November 8, 1999, unless extended by mutual written agreement of the Landlord and Tenant.

     SECTION 2.0 LEASE OF PREMISES
     -----------------------------

     2.1. Premises.

     2.1.1. Description. In consideration of the mutual covenants and agreements herein contained, Landlord hereby leases to Tenant premises of approximately 18,757 square feet of Gross Rentable Area, encompassing the entire first and second floors of the Building to be located at the Premises Address, together with all appurtenances and the rights granted with respect to the Premises, including without limitation parking, access, and exclusive rights to the drive-through banking facility and access and egress thereto to be specified on Schedule 2.1 or elsewhere in this Lease (collectively the "Premises").

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     2.1.2.  Additional Space.  Tenant shall have the first right at any time to lease under the terms of this Lease any other space that becomes available in the Building following the Commencement Date, whether by expiration or breach of other leases, expansion of the Building, or otherwise. This option must be exercised in writing by Tenant within thirty (30) days after the date Tenant receives written notice from Landlord that space is available, which notice shall be given by Landlord no earlier than one year prior to the expiration or termination of the lease for the subject option space. The Tenant's option shall expire if not exercised within said thirty (30) day period.

     2.2. Building and Site. The building to be constructed on the Premises (the "Building") is or will be located on that certain entire tract of land, which is shown approximately on Exhibit A and legally described on Exhibit B (the "Site"). There is appurtenant to the Site for the purposes hereof the leased parking rights granted by adjacent property owners as specified on Schedule 2.2. The Building upon delivery to Tenant and all appurtenances and parking rights shall be considered a part of the Premises.

     During construction of the Building, no sign identifying a mortgagee or other financial institution shall be permitted on the Site. Subject to applicable law, Tenant at its option and cost may place a sign or signs at the Site identifying it as the future headquarters of Tenant. Placement of the sign or signs shall be determined by agreement of Landlord and Tenant so as to ensure adequate visibility without interfering with construction.

     2.3. Possession

           2.3.1. Delivery of Possession. Upon completion of Landlord's Work in accordance with the requirements of this Lease, Landlord will put Tenant in complete and exclusive actual possession of the Premises in the condition and on the terms set forth herein. The date of delivery of possession shall be the "Commencement Date."

           2.3.2. Date of Delivery. Landlord will use its commercially reasonable efforts to complete Landlord's Work and to deliver possession by the Delivery Date. If, for any reason other than an event set forth in Section 26, Landlord fails to deliver possession by the Delivery Date, then except as provided in the penultimate sentence of this paragraph, Tenant shall be given one day of Base Rent and additional charges free for every day after the Delivery Date Landlord fails to so deliver possession. If, for any reason Landlord fails to deliver possession by the Outside Delivery Date, Tenant may, at its option, take possession of the Premises in their then current condition (which shall not relieve Landlord of its obligation to complete Landlord's
Work), or terminate this Lease by notice any time prior to Landlord's actual delivery of possession, all without prejudice to Tenant's other remedies. In the event that Tenant elects to occupy the Building after the Outside Delivery Date but prior to completion of Landlord's Work, (a) Tenant's obligation for rent shall be limited to fifty percent (50%) of the Base Rent attributable to the Gross Rentable Area actually occupied by the Tenant until completion of Landlord's Work with respect to such portion, and (b) Tenant shall be given one day of Base

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Rent and additional charges free for the remaining portion of the Premises not actually occupied by Tenant until completion of Landlord's Work with respect to such portion. With Landlord's consent, Tenant may occupy a portion of the Premises prior to the Commencement Date upon payment of rent in an amount mutually agreed upon by Landlord and Tenant.

          2.3.3. Condition of Premises. Landlord warrants that upon delivery of possession (i) Landlord's Work shall be complete; and (ii) all improvements to the Site as shown on Exhibit A or contained in the Final Specifications will have been completed and will have been constructed in a good and workmanlike manner, in conformance with the Final Specifications, except that if delivery of possession is made during the winter months, certain seasonal work (such as final paving or landscaping) may be deferred until the earliest practicable time in accordance with customary development practices, provided that such work would not restrict or inhibit Tenant's intended use and quiet enjoyment of the Premises.

          2.3.4. Failure to Deliver. Additionally, and in addition to and without limitation or waiver of any of Tenant's other rights and remedies under the Lease or at law or equity, if for any reason Landlord fails to deliver possession of the Premises by the Outside Delivery Date, then Landlord shall be considered in default of this Lease. Tenant may, in its sole discretion, elect to take possession of the Premises, Site and Building and complete the Landlord's Work by giving written notice of such election to Landlord. Upon the receipt of such written notice, Landlord shall assign to Tenant all of the development permits, approvals, licenses and contracts (including without limit, building permits, governmental approvals, contracts with construction managers and contractors) (collectively, the "Development Documents") as are necessary in Tenant's opinion to permit Tenant to complete the unfinished portions of the Landlord's Work.

     Tenant is hereby granted the absolute right and easement to access and use of the Site and Building as is necessary to complete Landlord's Work in accordance with this Section and such entry shall not be deemed to constitute possession of the Premises or to obligate Tenant to pay Base Rent or any other charges under the Lease, such entry and use to be free of charge, and subject further to Tenant's offset and deduction rights.

     Subject to any conditional assignments to Landlord's construction lender, Landlord hereby agrees to and hereby does absolutely assign, transfer and deliver to Tenant all existing and future Development Documents and all Landlord's right, title and interest therein and agrees to evidence this assignment by separate agreement(s) and to take other steps reasonably deemed necessary by Tenant to effectuate Tenant's rights under this section (including without limit obtaining the consent and agreement of all governmental authorities, contractors and consultants to this assignment and to the substitute performance by Tenant under the Development Documents) upon request of Tenant. With respect to any Development Documents which require the consent of Landlord to their assignment as aforesaid, this Section shall be deemed to constitute such consent. Notwithstanding the foregoing assignment, Tenant shall refrain from performing any of Landlord's Work except in accordance with the provisions of this Section of the Lease. Landlord specifically agrees that its indemnification and hold harmless obligations under this Lease include all the costs, liens, damages, expenses, fees (including without limit legal and attorneys' fees), rents, and other items or harms suffered or incurred by Tenant and

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related to Landlord's default in its performance of Landlord's Work and in its obligation to timely deliver the Premises in accordance with this Lease and/or related to the performance by Tenant of Landlord's Work, and in the event Landlord defaults in such indemnification obligations, Tenant shall have the continuing right to offset against and deduct from its rental obligations hereunder until repaid in full all the foregoing described costs, damages, expenses, etc.

     In the event that Tenant elects to proceed under this Section to complete or arrange completion of Landlord's Work, then the Commencement Date shall occur upon completion of such Landlord's Work and acceptance by Tenant of possession of the Premises. The remaining terms of this Lease shall apply, subject to such rights of offset and other Tenant remedies provided for by this Section.

     Tenant by exercising its rights under this Section shall not be deemed to waive any of Tenant's other rights and remedies hereunder and at law or equity. The arbitration provisions of this Lease shall not apply to Tenant's exercise of its rights under this Section or disputes related to such exercise or related to the conduct of Landlord's Work by Tenant. This section shall not be considered to obligate Tenant in any way to perform Landlord's Work and shall not be deemed to create any rights or causes of action in favor of any third party.

     2.4. Landlord's Work. Prior to the delivery of possession, Landlord shall perform the work described in this Section 2.4 as follows ("Landlord's Work"):

          2.4.1. Plans and Specifications. Landlord shall perform the work described on Exhibit C, including the work contemplated by the schedule of preliminary specifications and preliminary plans (collectively the "Preliminary Specifications"). Prior to the Final Specifications Date, Landlord will submit for Tenant's approval detailed plans, working drawings and detailed specifications ("Final Specifications"), which Final Specifications shall be in conformity with the Preliminary Specifications. Tenant agrees to approve or comment upon any such submittals by Landlord within 10 days after submission thereof to Tenant. If Tenant does not so approve or comment upon such submittals within 5 days after notice to Tenant that the aforesaid 10-day period has expired, the same shall constitute a "Tenant Delay" with the Delivery Date, and the Outside Delivery Date being extended one day for each day after the expiration of said 5-day period that Tenant fails to so approve or comment upon such submittals and with delivery of possession being deemed to have occurred one day earlier than Landlord's actual delivery of possession for each day after the expiration of said 5-day period that Tenant fails to so approve or comment upon such submittals. The Final Specifications shall become a part of this Lease upon approval by Tenant.

          2.4.2. Landlord's Work Schedule; Permits. Landlord's Work will be commenced within 10 days after mutual approval of the Final Specifications and receipt of all necessary permits and approvals for Landlord's Work, which permits and approvals Landlord shall diligently proceed to obtain. All building permits, temporary and permanent certificates of occupancy and other governmental approvals required to construct and to permit occupancy of the Premises for Tenant's intended use shall be obtained by Landlord at Landlord's expense

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(except for particular licenses or use permits normally obtained by Tenant for the conduct of its business, including but not limited to signage permits for Tenant).

          2.4.3. Performance of Work. Landlord's Work will be prosecuted to completion with due diligence and will be done at Landlord's expense, except that any increase in the cost to Landlord caused by changes made by Tenant after approval by Tenant of the Final Specifications shall be borne by Tenant and shall be paid to Landlord as and when bills are rendered therefor. Landlord's Work shall not be commenced until after the Final Specifications for such work have been approved, shall be performed in a good and workmanlike manner in compliance with the Final Specifications (as modified with the approval of Tenant and subject to field modifications of a minor nature which are due to field conditions and do not materially affect the utility or appearance of the Premises), and shall be in compliance with all building codes and other applicable laws and regulations of governmental authorities or boards of fire insurance underwriters or the like.

          2.4.4. Tenant's Access. Tenant may enter the Premises to inspect the progress of Landlord's Work, to perform Tenant's Work, and to determine if Landlord's Work is being performed in accordance with the requirements of the Lease without being deemed to have taken possession or having obligated itself to pay Base Rent, additional charges or other charges, provided, however, that Tenant agrees that it shall not unreasonably interfere with Landlord's Work.

          2.4.5. Acceptance of the Premises. Subject to Section 2.4.6, Landlord's Work will be deemed accepted by Tenant 90 days after the Commencement Date except for items (i) which are not completed or do not conform to the requirements and standards set forth in this Lease, and (ii) as to which Tenant has so notified Landlord provided such items could reasonably be discovered within such 90 day period, which items Landlord agrees to promptly complete or remedy at no cost to Tenant following notice from Tenant. The foregoing shall not limit Tenant's rights under the Landlord's Guarantee in (S)2.4.6.

          2.4.6. Landlord's Guarantee of Construction. Landlord agrees to correct, at no cost to Tenant, any defects in Landlord's Work provided Tenant gives written notice of such defects to Landlord prior to the first anniversary of the Commencement Date. This time limitation shall not apply to latent defects in Landlord's Work which Tenant did not discover prior to the expiration of such time period. Landlord shall maintain on file warranties and guaranties pertaining to contractors' work and the mechanical systems of the Premises. Landlord shall assign (to the extent assignable) all guaranties and warranties to Tenant which relate to equipment and other portions of the Premises Tenant is to maintain.

     2.5. Tenant's Work. Tenant shall have the right to perform the work to be done by Tenant to ready the Premises for the Tenant's business ("Tenant's Work"), including without limitation the installation of fixtures and other equipment, and erection of signs, all as described on Exhibit D. Tenant shall use reasonable efforts to obtain all governmental permits and approvals required for Tenant's Work (including conforming same (including signage) to applicable codes). Tenant's Work shall be done in a good and workmanlike manner and in compliance with all

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applicable laws. Tenant shall keep the Premises free of liens. Tenant may enter upon the Premises prior to delivery of possession to perform Tenant's Work and to prepare the Premises for Tenant's use provided Tenant will not unreasonably interfere with Landlord's Work. Such action shall not be deemed or construed to constitute delivery or acceptance of possession of the Premises by Tenant. Prior to the commencement of any of Tenant's Work and upon Landlord's request, Tenant will submit evidence of the insurance required pursuant to this Lease and evidence of workmen's compensation insurance.

     2.6. Construction Representatives. Each party authorizes the other to rely in connection with plans and construction upon approval and other actions on the party's behalf by its respective Construction Representative or any other or additional persons hereafter designated.

     SECTION 3.0 TERM. This Lease shall be for a term of ten (10) years
     ----------------
commencing on the Commencement Date and terminating on the tenth anniversary of the Commencement Date (the "Initial Term"). Tenant shall have no payment or performance obligations hereunder until the Commencement Date. Provided the Lease is in full force and effect and Tenant is not then in default hereunder (after notice and the expiration of the applicable cure period), Tenant may extend the Term for the Extended Term by giving Landlord notice of its election to do so no less than one year prior to the beginning of the first Extended Term and not less than one year prior to the beginning of each succeeding Extended Term. If Landlord fails to notify Tenant that Tenant has failed to make such election, Tenant shall retain its rights to extend the term until, and (unless Tenant shall elect to extend the term) the term of the Lease shall be deemed to have been extended by one year from, the later to occur of (a) five (5) business days response time after the delivery of such notice by Landlord, or (b) the express waiver of the right to extend by Tenant. During such one-year extension following expiration of the normal term, all other provisions with respect to the Extended Term shall apply.

     SECTION 4.0 RENT. Tenant agrees to pay to Landlord at Landlord's mailing
     ----------------
address identified above, or at such other place as Landlord shall from time to time designate in writing, Base Rent as specified in Section 1, in equal monthly installments, and proportionately at such rate for any partial month, which Base Rent shall be paid monthly in advance on the first day of each and every calendar month during the term and any Extended Term hereof. Fair market rental value for purposes of determining Base Rent for Lease Years 21-25 and 26-30 shall be the annual rental charge as of the commencement date of the then applicable renewal Term for new leases then being negotiated or executed for comparable space in the greater Portland, Maine area for terms commencing on or about the date of commencement and ending as of the expiration of the applicable renewal Term (including further Extension Terms). Landlord and Tenant shall in good faith attempt to agree in writing on the Base Rent within 30 days after Landlord's receipt of Tenant's notice of its exercise of the renewal option. If Landlord and Tenant cannot so agree, Base Rent shall be determined by appraisers, one each to be chosen by Landlord and Tenant, and, if necessary, a third to be selected as provided below. All appraisers shall be MAI certified, familiar with commercial space, leases and rents in the greater Portland, Maine area, and shall have at least 10 years experience in making real estate appraisals. Landlord and Tenant shall notify each other of its selected appraiser within 5 days following the expiration of such 30 day period, The initial appraisers shall render their written appraisals of Base Rent

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within 30 days after their appointment. If such appraisals are less than 5%
apart, then Base Rent shall be deemed to be the average of the two appraisals. Otherwise, the initial appraisers shall promptly select a third appraiser who shall submit its appraisal to Landlord and Tenant within 21 days after its appointment. The appraisal falling between the other two appraisals shall be binding upon Landlord and Tenant. The cost of each of the initial appraisers shall be paid by the party selecting such appraiser and the cost of the third appraiser shall be shared equally between Landlord and Tenant.

Landlord and Tenant agree that the Base Rent includes the right of Tenant to the parking spaces described in (S)1.3(e) without payment of additional rent (subject to Tenant's responsibility for repair and maintenance charges as provided herein and in a sublease with respect to certain of the parking spaces). In the event that Tenant becomes obligated to pay to Landlord's lessor, or to any other party, rent with respect to such parking spaces, Tenant shall be entitled to set off such payments against the Base Rent provided herein.

     4.1 Excess Rental Proceeds. During any Extended Term of this Lease, Tenant shall pay Landlord seventy percent (70%) of "Excess Rental Proceeds" received from subleases by Tenant to third parties (excluding the Landlord or its affiliates). Excess Rental Proceeds are any rental proceeds, regardless of how denominated, in excess of the rental amount then payable to Landlord, net of all of Tenant's verifiable costs associated with subletting the subject space. Excess Rental Proceeds shall not include (1) actual common area maintenance charges calculated in proportion to Gross Rentable Area in the Building; (2) amounts paid to Tenant by a corporation or entity controlled by, or under common control with, the Tenant; or (3) amounts paid to Tenant by a third party under a space lease arrangement where the third party provides financial services to Tenant's banking customers at Tenant's offices. Excess Rental Proceeds shall be calculated cumulatively based on each entire option period exercised. Cumulative Excess Rental Proceeds shall be deposited in Tenant's account and shall accumulate interest at Coastal Bank's or its successor's prime rate. At its sole option, Tenant may remit all or part of the Excess Rental Proceeds earlier or at shorter intervals. The balance of said Excess Rental Proceeds, together with interest earned thereon, shall be transferred to Landlord at the expiration of the exercised option period. Tenant shall notify Landlord after the end of each exercised option year of the current balance in the Excess Rental Proceeds account.

     4.2 Additional Rent. In addition to the aforesaid rent, Tenant agrees to pay as additional rent all such sums as are due and payable by Tenant to or on behalf of Landlord pursuant to any of the subsequent provisions of this Lease, and the failure of Tenant to pay any sums required hereunder shall be deemed as a failure to pay rent. Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons other than Landlord.

     4.3 Net Lease. This Lease is intended as a net lease, and the minimum rent, additional rent, and all other sums payable hereunder to or on behalf of Landlord shall be paid by Tenant without notice or demand, and without set-off, abatement, suspension, deduction, or defense, except as set forth herein. Under no circumstances or conditions whether now existing or hereinafter arising, or whether within or beyond the present contemplation of the parties shall

Landlord or Landlord's successors or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as specifically and expressly provided in this Lease. This Lease shall always be construed in order to effectuate the foregoing declared intent of the parties.

     SECTION 5.0 SECURITY DEPOSIT. There shall be no security deposit in
     ----------------------------
connection with this Lease.

     SECTION 6.0 USE. Tenant shall initially utilize the Premises for a retail
     ---------------
and commercial bank office of Coastal Bank, including three drive-through lanes, office space and open office operations space. As long as Tenant is utilizing at least the first floor of the Premises as a retail and commercial bank office with offices (including herein any use by subtenants of portions of the first floor to provide financial and related services incidental to Tenant's banking services), upon written notice to the Landlord which shall include a copy of the proposed sublease, Tenant shall have the right to sublease portions of the Premises for such general office (including but not limited to professional medical offices) and first floor retail uses as Tenant reasonably deems to be compatible with the principal bank branch/general office purpose and character of the Building and Site. In the event Tenant discontinues use of at least the first floor of the Premises as a retail and commercial bank office with offices (including herein any use by subtenants of portions of the first floor to provide financial and related services incidental to Tenant's banking services), upon written notice to the Landlord which shall include a copy of the proposed sublease, Tenant and its subtenants shall have the right to sublet the Premises for first floor retail and for general office purposes (including but not limited to professional medical offices), provided the business of any proposed subtenant shall not consist of a restaurant or food service, and is consistent with the other uses and the standards of the Premises as determined in the Landlord's reasonable judgment. Tenant shall obtain, at Tenant's expense, all permits, licenses, and approvals required by any federal, state, or local authority in connection with said use. Tenant shall not permit any nuisance on the Premises, nor use or permit any use of the Premises which is contrary to any law or ordinance, nor permit any use which will invalidate any policy of insurance or materially or adversely affect the value of the Premises.

     SECTION 7.0 COVENANT OF QUIET ENJOYMENT. So long as Tenant is not in
     ---------------------------------------
default hereunder, Tenant shall have the peaceful and quiet use and possession of the Premises during the term hereof, subject to the terms and provisions of this Lease; but it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and Landlord's successors' respective ownership of the Landlord's interest in the Premises.

     SECTION 8.0 UTILITIES. Tenant shall adequately heat and air condition the
     ---------------------
Premises and shall pay all charges for all utilities furnished to the Premises, including but not limited to gas, steam, water, electricity and sewer and telephone service. Tenant will make its own arrangements for delivery of all necessary heating fuel to the Premises and will pay when due all charges for such fuel. Landlord shall in no event be liable for any interruption or failure of utilities or other services on the Premises, except if caused by Landlord's negligence.

SECTION 9.0 TAXES.
------------------

     9.1. Landlord shall pay, or cause to be paid, before the same become delinquent, all real estate taxes, including assessments for local improvements and any and all other governmental levies or charges of any kind that are levied upon or assessed against or with respect to the Building and the Site, or any part thereof, during the term of this Lease. Tenant shall establish for the benefit of Landlord a tax escrow account in a federally insured depository institution, which may at Tenant's election be the Tenant, and shall make monthly payments into such tax escrow account in an amount reasonably calculated by Tenant to total (as of the next due date for payment of such taxes) the real estate taxes apportioned to Tenant under this Lease. Any interest on such tax escrow account shall be payable to Tenant. Landlord shall be entitled to a monthly accounting of the tax escrow account. Tenant shall reimburse Landlord, within 10 business days of being invoiced therefor, for a portion of such taxes equal to Tenant's proportionate share of the Gross Rentable Area of the Building. Tenant's liability shall be further pro-rated with respect to any portion of a tax year in which Tenant leases a portion of the Building.

     9.2. Without postponing payment or otherwise adversely affecting Landlord, Tenant may prosecute appropriate proceedings in the name of Landlord or Tenant or both, but at the sole cost and expense of Tenant, to contest the validity or amount of any such taxes or assessments, or to recover payments therefor, and shall indemnify and save Landlord harmless from all costs and expenses in connection therewith. Landlord shall cooperate with Tenant with respect to such proceedings so far as reasonably necessary, provided that Landlord shall not be obligated to incur any expense in connection with such cooperation. Such contests by appropriate proceedings by the Tenant of any such tax assessments shall be undertaken only with the prior express written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

     9.3. Tenant shall also pay all personal property taxes assessed or imposed upon all fixtures and equipment or other personal property of every type owned by Tenant and situated in or upon the Premises, and Tenant shall pay all license fees or other governmental charges which may be imposed upon the Premises or the activities of Tenant.

     9.4. The foregoing provisions are predicated upon the present system of taxation in the State of Maine. If taxes upon rentals shall be substituted, in whole or in part, for the present ad valorem real estate taxes, then Tenant agrees to pay such additional taxes on rentals whether the same shall be in addition to or substitute for present ad valorem real estate taxes. Further, if there is any other change in the system of taxation which is in substitution or in addition to the present system, Tenant agrees to pay all such taxes.

     9.5. Landlord shall cooperate with and assist the Tenant (at Tenant's cost) in applying for Tax Increment Financing (TIF) to abate Tenant's share of real estate taxes with the City of Portland. A reduction in taxes associated with a successful TIF application shall be passed through to the Tenant and Landlord on a 90%/10% basis, respectively.

     SECTION 10.0 PERSONAL PROPERTY.
     ------------------------------

     10.1. Tenant may install equipment, machinery, and trade fixtures necessary to carry on Tenant's business on the Premises. All such equipment, machinery, and trade fixtures shall remain the personal property of Tenant, and may be removed by Tenant at any time before the end of the term of this Lease, provided that any damage to the Premises by such removal is promptly repaired by Tenant at Tenant's own expense.

     10.2. All trade fixtures, and personal property of any kind in the Premises shall be at Tenant's sole risk, and Landlord shall not be liable for any loss or damage to property of Tenant or others arising from theft, fire, explosion, breakage of water pipes, steam pipes or other pipes, or by leaking roofs, or by any other cause whatsoever unless resulting from the willful act of Landlord.

     SECTION 11.0 REPAIRS OR MAINTENANCE.
     -----------------------------------

     11.1. Tenant shall, at Tenant's sole cost and expense, maintain the Premises in at least as good condition and repair (reasonable wear and tear excepted) as they are in at the Commencement Date of this Lease or as they may be put in thereafter. Tenant shall not permit the Premises to be overloaded, damaged, stripped or defaced, or suffer any waste. Tenant's duty to maintain and repair the Building and Site includes, without limitation, all mechanical, heating, plumbing and electrical components located within or exclusively serving the Premises, and except as specifically provided in Section 11.4 below, all structural and nonstructural, interior and exterior portions of the Premises including glass, vestibules and exterior doors located within or exclusively serving the Premises and whether constructed or installed by Landlord or by Tenant.

     11.2. All alterations or repairs required by public authorities with respect to Tenant's use of the Premises shall be made by Tenant at Tenant's expense, except those required due to the Landlord's failure to comply with any law, code or standard applicable, as of the Commencement Date, to Landlord's Work on the Building or Site, unless such failure is attributable to Tenant's design and engineering work.

     11.3. With respect to repairs to the Premises which are Tenant's obligation, if Tenant fails to commence such repairs and complete the same with reasonable dispatch after notice from Landlord, Landlord may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to Tenant's business by reason thereof. All costs and expenses incurred by Landlord in making any such repairs shall be considered additional rent and shall be payable to Landlord upon demand. With respect to repairs to the Premises which are Landlord's obligation, if Landlord fails to commence such repairs and complete the same with reasonable dispatch after notice from Tenant, Tenant may (but shall not be required to) make or cause such repairs to be made and shall not be responsible to Landlord for any loss or damage that may accrue to Landlord by reason thereof. All costs and expenses incurred by Tenant in making any such repairs shall be payable to Tenant upon demand.

     11.4. Landlord shall maintain all mechanical, heating, plumbing and electrical components other than located within or exclusively serving the Premises, all exterior areas and landscaping in and about the Site, keep any lawn areas mowed, and keep all driveways, walks, and parking and loading areas within the Site in good repair and reasonably free of snow and ice. Landlord shall be responsible for maintaining and keeping reasonably free of snow and ice parking areas on the adjacent DoubleTree Hotel property reserved for Tenant's primary use. Costs of the maintenance provided under this paragraph, other than capital expenditures or charges that relate to the warranty of Landlord's Work, shall be chargeable pro rata to tenants of the Building according to their proportionate share of the Gross Rentable Area of the Building.

     Landlord also agrees to maintain, at its sole cost and expense, the structural portions of the Building in good order and repair, including repairing and replacing foundations, structural aspects of floors, structural supports, roofs (including maintaining the roof in a water-tight condition), roof structures, structural aspects of walls, exterior wall surfaces, and structural aspects of canopies. Landlord shall not be responsible for maintaining and repairing plate glass and other window units, vestibules or exterior doors serving the Building. Nothing in this section shall be construed to eliminate or alter Landlord's obligations (including without limitation warranty obligations) with respect to Landlord's Work.

     11.5. Effective upon the Commencement Date, Landlord appoints Tenant as its building manager for the Building. The building manager shall attend to the day to day performance of Landlord's obligations hereunder, including without limitation landscaping, mowing, common area maintenance and snow and ice removal. Tenant may perform building management services directly, or may contract with a third party for such services. Each tenant in the Building shall pay to the building manager its pro rata share of expenses not chargeable to the Landlord, together with a management fee not to exceed four percent (4.0%) of the Base Rent then payable by such tenant. So long as the Tenant serves as building manager, Tenant shall owe no management fee, but shall be entitled to collect such fees and charges from the remaining tenants. If such fees and charges are not paid to Tenant within 5 business days of demand, such non-payment shall constitute a breach of such tenant's lease, for which the building manager shall be entitled to, with five (5) business days' prior notice to Landlord, declare a default under the respective lease and bring appropriate legal proceedings, including an action for forcible entry and detainer, against the tenant. The Landlord may waive the default or direct the building manager not to proceed against any tenant, provided, however, that in that event, Tenant shall be reimbursed by Landlord or have an offset against its rent for the amount of fees and charges owing from each such tenant.

     In the event that Tenant is unwilling to assume or continue building management responsibilities, then it may relinquish that responsibility to Landlord. In the event that Landlord holds management responsibilities (directly or using a contractor), Landlord shall be entitled to the fees and charges set forth in the preceding paragraph as additional rent.

     SECTION 12.0 ALTERATIONS. Tenant will not make any structural alterations
     ------------------------
or
material changes to the Premises or any part thereof, without first obtaining Landlord's written approval, which approval will not be unreasonably withheld, conditioned or delayed. All work done on the Premises, whether by Landlord, Tenant or any other tenant, shall meet the following requirements, which requirements shall be incorporated in any lease or sublease by Landlord or
Tenant:

     12.1. The work will not adversely affect the structural strength or integrity of the Premises;

     12.2. All remodeling shall be done in full conformity with plans and specifications approved in writing by Landlord and, if visible from the exterior of the Building, or if a part of a common area, approved in writing by Tenant;

     12.3. All window treatments for the third floor, and any furnishings, signs or improvements to the common areas shall be subject to Tenant's review and approval for aesthetic and other purposes; for so long as Tenant exercises its right to exclusive signature signage of the Building, Tenant shall retain absolute discretion over aesthetic matters in all public surfaces and common areas of the Building;

     12.4. All structural improvements and alterations made by Tenant shall immediately become the property of Landlord and shall remain on the Premises in the absence of a written agreement to the contrary;

     12.5. All work shall be done in a good and first-class workmanlike manner;

     12.6. Tenants shall abide by all applicable laws, ordinances, regulations, and insurance requirements including, without limitation, all applicable requirements for access by disabled persons under the Maine Human Rights Law and the Americans with Disabilities Act and shall indemnify and hold Landlord harmless from any loss, cost, or expense arising from such tenant's failure to comply with such requirements;

     12.7. Tenants shall not permit any mechanics liens, or similar liens, to remain upon the Premises in connection with any work performed or claimed to have been performed at the direction of such tenant and shall cause any such lien to be released of record forthwith (through the filing of a bond or otherwise) without cost to Landlord.

     SECTION 13.0 INDEMNIFICATION; INSURANCE.
     ----------------------------------------

     13.1 Indemnity. Tenant and Landlord each agree to indemnify and save the other harmless from and against all claims of whatever nature arising from any act, omission or negligence of the indemnifying party, or its contractors, licensees, agents, servants or employees, or arising from any accident, injury, or damage whatsoever caused to any person or to the property of any person occurring during the term hereof in or about the Premises. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses, and liabilities of any kind whatsoever incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

     13.2 Liability Insurance. Tenant shall maintain in full force during the term hereof a policy of public liability and property damage insurance under which Landlord and Tenant are named as insureds, indemnifying Landlord and Tenant against all claims, expense and liability for injury to or death of persons or damage to property which may be claimed to have occurred upon the Premises. Each such policy shall be noncancelable with respect to Landlord without (10) days' written notice to Landlord, by certified mail. The minimum limits of liability of such insurance shall be $2,000,000 for injury or death to persons, and $2,000,000 with respect to damage to property. Each of the foregoing limits of insurance may be reasonably increased by Landlord, as necessary to protect Landlord's interests.

     13.3 Casualty Insurance. Tenant shall, at Tenant's own expense, maintain fire and casualty insurance providing for insurance to the replacement value of the Premises, or such lesser amount as is acceptable to Landlord, with extended coverage on the Building and all improvements located on the Premises and with carriers and in amounts approved by Landlord and any mortgagee under a mortgage on the Premises (the "Lender"), such insurance to be payable to Landlord, Lender, and Tenant, as their interests may appear. Tenant shall be entitled to apply the proceeds of such insurance to repair or replace the Building.

     13.4 Release and Waiver of Subrogation. Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine (even though extra premium may result therefrom), Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, the one carrying such insurance and suffering such loss, releases the other of and from any and all claims with respect to such loss, to the extent of the insurance proceeds paid under such policies, and Landlord and Tenant mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium in the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this section shall be deemed to modify or otherwise affect releases elsewhere herein contained of either party from liability for claims.

     13.5 Flood Insurance. If at any time the Premises or any part thereof is in an area which is identified by the Secretary of the United States Department of Housing and Urban Development as having special flood hazards and in which the sale of flood insurance is available under the National Flood Insurance Act, Tenant shall obtain flood insurance in an amount and form satisfactory to Landlord.

     13.6 Policies. At or prior to the date Tenant commences Tenant's Work on the Premises, and thereafter not less than ten (10) days prior to the expiration date of each expiring policy, original copies or certificates of all insurance policies required hereunder setting forth in full the provisions thereof, together with satisfactory evidence of the payment of all premiums then due therefore, shall be delivered by Tenant to Landlord and shall, upon request of Landlord, also be delivered by Tenant to the holder of any mortgage affecting the Premises. All such insurance shall be placed with a responsible insurance company satisfactory to Landlord and authorized to transact business in the State of Maine.

     SECTION 14.0 COMPLIANCE WITH APPLICABLE LAWS. Tenant shall, throughout the
     --------------------------------------------
term of this Lease and at Tenant's sole expense, promptly observe, comply with and execute all laws and regulations of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof and the orders and regulations of the National Board of Fire Underwriters or any other body now or hereafter exercising similar functions which may be applicable. Tenant shall keep the Premises equipped with all safety appliances so required because of Tenant's use of the Premises; and shall procure any licenses and permits required for any such use. Tenant shall comply with all governmental laws and regulations from time to time applicable to the Premises, including but not limited to the requirements of the Americans with Disabilities Act and the Maine Human Rights Act and any other laws and regulations relating to providing access and accommodation to persons with disabilities, and Tenant shall indemnify and hold Landlord harmless from any loss, cost or liability incurred by Landlord as a result of Tenant's failure to comply with such requirements. The provisions of this (S)14 shall be subject to the limitations and provisions of (S)11.

     SECTION 15.0 HAZARDOUS MATERIALS.  Landlord warrants and covenants to
     --------------------------------
Tenants, its officers, directors, and shareholders, that as of the Commencement Date the Premises shall not contain any Hazardous Materials, as defined herein, except in small amounts incidental to their permitted use. Landlord shall defend, indemnify and hold harmless Tenant from and against any loss, claims, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) arising as a result of any violation by Landlord of the terms of this Section, or any contamination of the Premises by Hazardous Materials as a result of action by Landlord or Landlord's agents, employees, contractors, or invitees.

     15.1 Except in small amounts incidental to their permitted use, Tenant shall not cause or permit any Hazardous Material to be stored, generated, brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without first obtaining Landlord's written consent.

     15.2 Any Hazardous Material permitted on the Premises, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Material.

     15.3 Tenant will in no event permit or cause any disposal of Hazardous Materials in or about the Premises.

     15.4 Tenant shall give immediate notice to Landlord of any violation or potential violation of the provisions of this Section and will at all reasonable times, upon prior notice as provided elsewhere in this Lease, permit Landlord or its agents to enter the Premises to inspect the same for compliance with this section.

     15.5 Tenant shall defend, indemnify and hold harmless Landlord from and against any loss, claims, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, court costs and litigation expenses) arising during or after the Lease term as a result of any violation by Tenant of the terms of this Section, or any contamination of the Premises or any other land of Landlord by Hazardous Materials as a result of action by Tenant or Tenant's agents, employees, contractors, or invitees.

     15.6 The provisions of this section shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

     SECTION 16.0 SIGNS. Provided this Lease is in effect, Tenant shall have the
     ------------------
exclusive use of exterior signage on the Building, which is anticipated to equal approximately 425 square feet, and Landlord shall have the right to place pylon signage substantially equivalent to that shown on Exhibit E. Tenant shall be allowed the maximum amount of "anchor" signage on the top exterior of the Building, which is anticipated to equal approximately 365 square feet. Tenant shall be responsible for sign design and location, subject to municipal approval and subject to Landlord approval, which shall not be unreasonably withheld. Landlord will assist Tenant with regard to municipal anchor signage approvals. Tenant shall be responsible for all of the costs and expenses associated with the design, permitting, construction, installation and operation of its signage. Landlord and Tenant shall jointly ensure that the design and construction of the mechanical penthouse structure are reasonably suitable and accessible for the installation and maintenance of Tenant's signs.

     SECTION 17.0 EMINENT DOMAIN. In the case of any taking by eminent domain of
     ---------------------------
either the whole or such lesser portion of the Premises as to preclude the use of the Premises by Tenant for the purpose for which leased, then this Lease shall terminate on the date of such taking. If only a portion of the Premises is taken, and such taking does not unreasonably impair the use of the Premises for the purpose for which leased, the Base Rent shall be reduced for the remainder of the term, proportionately to the relative value of the portion of the Premises so taken. No adjustment to the Base Rent shall be payable hereunder to Tenant for the anticipated cession to or taking by the City of Portland of land at or near the Site incidental to the widening of Congress Street, which widening was made a condition of the approval of the initial site development by the Planning Board of the City of Portland.

     17.1 Condemnation Award. Should the Premises or any part thereof be taken by eminent domain, the sums received in payment for the property so taken shall be paid in their entirety to Landlord, free of any claim by Tenant, except that Tenant shall be entitled to receive and retain any amount which may be specifically awarded to Tenant in a condemnation proceeding because of the taking of any machinery, equipment, trade fixtures, or other property owned by Tenant on the Premises. To the extent of such proceeds, Landlord shall be obligated to reconfigure the Building or the Site to address any material diminution in access or utility occasioned thereby.

     SECTION 18.0 DAMAGE OR DESTRUCTION. In the event of damage to or
     ----------------------------------
destruction of the Premises or any part thereof from fire or other casualty, at any time during the term of this Lease prior to the final year of any term, Landlord, subject to the rights of Landlord's mortgagees, with all reasonable diligence shall reconstruct, repair, replace or restore the Premises to a condition such that the value lost by the casualty is substantially restored and the Premises are capable of continued use, and this obligation shall not be limited in any way by the amount of available insurance proceeds, provided that all Tenant's insurance proceeds attributable to the real estate are paid to the Landlord. Tenant shall be entitled to an abatement of rent during any period that a substantial portion of the Building or the Site is incapable of suitable use. In the event that such reconstruction or repair shall not be completed within 120 days of the damage, Tenant shall have the right, at its sole option, to terminate the Lease.

     SECTION 19.0 ASSIGNMENT OR SUBLETTING. Subject to the other conditions
     -------------------------------------
specified in this Lease, and upon written notice to Landlord including a copy of the proposed sublease, Tenant shall have the right to sublease all or a portion of the Premises, provided that unless Landlord shall release Tenant, Tenant shall remain fully liable to Landlord for all of the obligations imposed upon Tenant under this Lease, including without limitation, the obligation to pay the rent and other charges.

     SECTION 20.0 ACCESS BY LANDLORD. Landlord or any person designated by
     -------------------------------
Landlord shall have the right to enter the Premises at any reasonable time during normal business hours, upon 48 hours prior notice (except in case of emergency), for the purpose of inspecting the Premises or to make repairs. For a period commencing one year prior to the end of the term of this Lease, Landlord shall have the right to enter the Premises at any reasonable times, for the purpose of exhibiting the same to prospective tenants or purchasers and shall have the right to erect a suitable sign on the Premises indicating that the Premises are available for sale or lease. Landlord's right of entry shall be conditioned upon Landlord's agreement to use its best efforts not to unreasonably disturb Tenant's business, customers or operations.

     SECTION 21.0 SUBORDINATION. This Lease is and shall be subject and
     --------------------------
subordinate to any mortgages that may now exist or hereafter be placed upon the Premises by Landlord, and to any and all advances to be made thereunder, and all renewals, replacements, and extensions thereof. Tenant shall, upon request, execute and deliver any documents to confirm this subordination, as may be desired by holders of such mortgages, and if requested by the mortgagee, to agree not to prepay rent more than ten (10) days in advance, provided that the holder of such mortgage enters into a non-disturbance agreement with Tenant by the terms of which such holder agrees not to disturb Tenant's possession of the Premises so long as Tenant continues to perform all obligations under this Lease, and, in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, to accept Tenant as tenant of the Premises under the terms and conditions of this Lease and to perform Landlord's obligations under this Lease (but only while owner of the Premises), and to permit the use of insurance and condemnation proceeds according to the terms of this Lease regardless of the terms of the mortgage, and Tenant agrees to attorn to and recognize such holder or any other person acquiring title to the Premises as Landlord.

     SECTION 22.0 ESTOPPEL CERTIFICATES. Tenant agrees, upon at least ten (10)
     ----------------------------------
days prior written request by Landlord from time to time, to execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified, listing the modifications), the date to which rent and other charges have been paid, and whether or not to the best of Tenant's knowledge Landlord is in default hereunder (and if so, specifying the nature of the default), it being intended that any such statement delivered pursuant to this section may be relied upon by a prospective purchaser or mortgagee of Landlord's interest in the Premises.

   SECTION 23.0 DEFAULT. The following events shall be deemed to be events of
   --------------------
default by Tenant under this Lease:

     23.1 Tenant shall fail to pay any installment of rent or any other payment to Landlord or other parties required herein, when due, and such failure shall continue for a period of five (5) days following written demand, or Tenant shall fail to pay two installments of rent when due within a twelve-month period;

     23.2 Tenant shall become insolvent or make a transfer in fraud of creditors;

     23.3 A petition shall be filed against Tenant under any state or federal bankruptcy or insolvency laws or under any similar law or statute of the United States or any state, and not discharged within sixty (60) days after such filing, or Tenant shall file such petition, or Tenant shall be adjudged bankrupt or insolvent in any proceeding;

     23.4 Any assignment shall be made of the property of Tenant for the benefit of creditors, or a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property, or the estate hereby created shall be taken on execution or by other process of law;

     23.5 Tenant shall fail to comply with any covenant, term, or provision of this Lease (other than the payment of rent and other charges) and shall not cure such failure within ten (10) days after written notice thereof to Tenant, or such additional time as is reasonably required to correct such failure.

     Upon the occurrence of any of the foregoing events of default, Landlord may, immediately or at any time thereafter and without demand or notice, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant and remove all personal property and effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rents or preceding breach of covenant, and upon entry as aforesaid this Lease shall terminate. Notwithstanding any entry or re-entry by Landlord whether by summary proceedings, termination or otherwise, Tenant shall remain liable for and agrees to pay, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Premises be relet or remain vacant in whole or in part or for a period less than the remainder of the term, but in the event the Premises be relet by Landlord for the benefit of Tenant, Tenant shall be entitled to a credit in the net amount of rent received by Landlord after deduction of all expenses incurred in reletting (including, without limitation, remodeling costs, attorneys' and brokerage fees, and the like).

     SECTION 24.0 DEFAULT BY LANDLORD. In the event of any default by Landlord
     --------------------------------
 in the observance or performance of any obligation on Landlord's part to be observed or performed under this Lease (including, without limitation, Landlord's Work, Tenant's Work or any item on the Punch List) (as the case may be, a "Landlord Default"), Tenant shall give Landlord written notice specifying such Landlord Default with particularity and Landlord shall thereupon have thirty (30) days in which cure any such Landlord Default; provided, however, that if the nature of the Landlord Default is such that more than thirty (30) days are required for its cure, then Landlord shall not be defaulted if Landlord commences performance within said thirty (30) days and thereafter diligently prosecutes the same to completion. If Landlord fails to cure any Landlord Default after such notice and cure period, Tenant may remedy the breach or default and deduct the reasonable cost, including interest thereon at the Prime Rate reported in The Wall Street Journal, from the charges and rent due hereunder and Tenant may additionally pursue any other legal or equitable remedy for which it is entitled. Excepted from the cure periods provided in this section are Landlord defaults related to the conduct or completion of Landlord's Work in accordance with the Lease, for which there shall be no cure periods and for which there shall be no notice requirements except as specifically required or provided for in other sections of this Lease.

     SECTION 25.0 REIMBURSEMENT FOR COSTS, ATTORNEYS' FEES. Landlord or Tenant
     -----------------------------------------------------
mutually agree to pay to and indemnify the other against all legal costs and charges, including attorneys' fees reasonably incurred, in enforcing any obligation or covenant of the indemnifying party. If either party or any of its agents or employees shall become a party to or participate in any judicial or administrative proceeding brought against the other party, and which arises as a result of it being a party to this Lease, that litigant shall pay and indemnify the first party against all costs and charges, including reasonable attorneys' fees, which it or its agents or employees shall incur.

     SECTION 26.0 FORCE MAJEURE. Provided the delayed party uses reasonable
     --------------------------
efforts and all due diligence to effect the required performance, in any case where either party hereto is required to do any act, delays caused by or resulting from Act of God, war, civil commotion, fire or other casualty, labor difficulties, general shortages of labor, materials or equipment, government regulations or other causes beyond such party's reasonable control (other than causes related to such party's financial condition) shall not be counted in determining the time when the performance of such act must be completed, whether such time be designated by a fixed time, a fixed period of time or a "reasonable time." The provisions of this Section 26 shall not be applicable with respect to payment of money, or obligations under Sections 4, 8, 9, 13, 14, and 15.

     SECTION 27.0 RECORDING. This Lease shall not be recorded in any registry of

     ----------------------
deeds or other public office, but each party agrees to execute, acknowledge, and deliver, at the request of the other party, a memorandum of this Lease in appropriate form for recording, in accordance with Maine statute. Such memorandum will not set forth the rental or other charges payable by Tenant under this Lease, and shall expressly state that it is not intended to vary the terms or conditions of this Lease.

     SECTION 28.0 NOTICES. Whenever by the terms of this Lease notice shall or
     --------------------
be given to either party, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, to the addresses set forth on the first page of this Lease, or such other address or addresses as either party may from time to time hereafter designate by written notice to the other.

     SECTION 29.0 SEVERABILITY. If any term or provision of this Lease, or the
     -------------------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable for any reason, then the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     SECTION 30.0 SUCCESSORS AND ASSIGNS. The conditions, covenants and
     -----------------------------------
agreements in this Lease contained to be kept and performed by the parties hereto shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns. The term "Landlord" as used in this Lease means only the owner for the time being of the land and the buildings of which the Premises are a part, so that in the event of any sale or transfer of such land and buildings or of this Lease, Landlord shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder.

     SECTION 31.0 RIGHT OF FIRST REFUSAL. If Landlord, or any person or entity
     -----------------------------------
succeeding to Landlord's interests, during the Initial Term or any Renewal Term, elects to sell all or any portion of the Premises, Tenant shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer. If Tenant fails to make its offer or make a substitute offer to Landlord that is substantially equal in value (including any value attributable to landlord's tax considerations) to the value of any non-cash offer received by Landlord within 30 days after notice thereof from Landlord, including the complete terms of the bona fide offer, Landlord may sell the premises or portion thereof to such offeror in accordance with the terms and conditions of the offer.

     SECTION 32.0 DISPUTE RESOLUTION. All controversies arising out of this
     -------------------------------
agreement, or concerning the alleged breach hereof, except monetary claims for rental, shall be submitted to binding arbitration with the American Arbitration Association (the Association). Notwithstanding the provisions of this paragraph, either party may seek appropriate injunctive relief for any threatened conduct. Judgment upon the award rendered may be entered in any court of competent jurisdiction. The procedure for arbitration shall be in accordance with the

Association's then existing rules, except that each party may select one arbitrator, and the two selected arbitrators shall choose a third arbitrator. If either party fails to select an arbitrator within ten days after arbitration is sought, or the two arbitrators fail to select a third arbitrator within 15 days after arbitration is sought, the Association shall make the selection.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, in any number of counterparts, the day and year first above written.

WITNESS:                          OLYMPIA EQUITY INVESTORS III, L.P.

                                  By: ERIN MANAGEMENT GROUP II,
                                  a Maine corporation, its sole general partner


/s/William E. Saufley             By: /s/Kevin P. Mahaney
                                      -----------------------------------------
                                           Kevin P. Mahaney
                                           Its President
                                           Hereunto duly authorized

                                                                        LANDLORD

                                  COASTAL BANK

/s/William E. Saufley.            By: /s/Gregory T. Caswell
                                    --------------------------------------------
                                           Gregory T. Caswell
                                           Its President & CEO
                                           Hereunto duly authorized
                                                                          TENANT

LIST OF EXHIBITS:

A: Plan of Site
B: Legal Description of Site
C: Landlord's Work
D: Tenant's Work
E: Free-Standing Signage

LIST OF SCHEDULES:

1.1 Calculation of Rentable Area
2.1 Description of Premises; Appurtenances and rights granted with the Premises
2.2 Specification of parking areas on adjacent property

                                                                       EXHIBIT A


Plan of Site

[Diagram]

                                                                       EXHIBIT B


                           Legal Description of Land
                          Lease between Coastal Bank
                    and Olympia Equity Investors III, L.P.

Certain real property, together with any improvements thereon, located on the southerly side of Congress Street in the City of Portland, County of Cumberland, State of Maine, bounded and described as follows:

     Beginning at a point on the southerly sideline of Congress Street at the northeasterly corner of Lot #3 as it is delineated on a plan entitled, "PLAN OF LAND IN PORTLAND, MAINE FOR CSR ASSOCIATES", dated September 24, 1973 and recorded in the Cumberland County Registry of Deeds in Plan Book 104, Page 33 and plan entitled "Amended Subdivision Plan in Portland, Maine for CSR Associates" recorded February 12, 1997 in said Registry of Deeds in Plan Book 197, Page 32 (the "Subdivision Plan");

     Thence South 23(degrees) 05' 30" West along the I-295 right of way and along land now or formerly of CSR Management, Inc. 228.00 feet to a point;

     Thence North 65(degrees) 40' 00" West along said CSR Management, Inc. land
     150.00 feet to a point;

     Thence North 21(degrees) 36' 20" East along said CSR Management, Inc. land and across land of the Grantor herein 250.00 feet to a point on the southerly sideline of Congress Street;

     Thence South 62(degrees) 07' 20" East along said sideline of Congress Street 0.59 feet to a point;

     Thence South 27(degrees) 42' 53" West along said sideline of Congress Street 1.46 feet to a point;

     Thence South 58(degrees) 17' 00" East along said sideline of Congress Street 157.76 feet to the point of beginning containing 36,452 square feet and being delineated on a plan entitled "ALTA/ACSM LAND TITLE SURVEY ON CONGRESS STREET & SEWALL STREET PORTLAND, MAINE MADE FOR OLYMPIA EQUITY INVESTORS I, L.P.", dated January 24, 1997 by Owen Haskell, Inc. ("the Survey").

     Meaning and intending to convey and hereby conveying Lot #3 as depicted on the Subdivision Plan.

     Also granting an easement in common with others, for pedestrian and vehicular ingress, egress and passage over and across the following described property:

     Commencing at the southeasterly corner of Lot 2 depicted on the Subdivision Plan; thence North 17(degrees) 52' 40" East by Lot 2 142 feet, more or less, to the southerly side of Congress Street; thence South 62(degrees) 7' 20" East by the southerly side of Congress Street 50.19 feet, more or less, to the northwesterly corner of Lot 3 depicted on the Subdivision Plan; thence South 21(degrees) 36' 20" West by said Lot 3 150 feet to a point; thence North 49(degrees) 39' 40" West 42.93 feet, more or less, to the point of beginning (the "Access Easement").

For Landlord's source of title reference is made to a deed from Olympia Equity Investors I, L.P. to Olympia Equity Investors III, L.P. dated June 11, 1998 recorded in Book 13907, Page 46 of the Cumberland County Registry of Deeds.

SUBJECT TO all items of record in the Cumberland County Registry of Deeds.

Together with the benefit of the following easements and covenants:

(1) Access: A non-exclusive, perpetual easement, for the purpose of vehicular and pedestrian ingress, egress and access to and from Lot 3 and Congress Street, over, upon, across and through the area described above as the "Access Easement." The owner of Lot 3 shall have the right, but not the obligation, to perform necessary maintenance in the Access Easement area and the right to enter upon such other portions of land adjoining the Access Easement area as are necessary for the purpose of maintaining said Access Easement area (subject however to the rights of the owner of Lot 2 on the Subdivision Plan).

(2) Parking: A non-exclusive, perpetual easement, for the purpose of vehicular parking, over, upon, across and through an area within the Access Easement area within 15 feet of the westerly line of Lot 3 (subject to the rights of the owner of Lot 2 on the Subdivision Plan).

(3) Second Parking Easement: A non-exclusive, perpetual easement, for purposes of parking (for not more than twenty (20) cars) over the parking areas on Lot 1 on the Subdivision Plan adjoining and to the south of Lot 3. No buildings, fences, curbs or other obstructions prohibiting access between Lot 3, the Access Easement, the Parking Easement, and the Second Parking Easement shall be constructed without the prior written approval of the owner of Lot 3. The owner of Lot 1 reserves the right at any time to relocate and reconfigure the Second Parking Easement provided however that the rights of the owner of Lot 3 will continue in effect with respect to such relocated and reconfigured area and the number of parking spaces available for the non-exclusive use by the owner of Lot 3 in the location adjacent to Lot 3 shall not be reduced below twenty (20) spaces without the prior written approval of the owner of Lot 3. The owner of Lot 1 shall be obligated to adequately maintain the Second Parking Easement.

(4) Secondary Access Easement: A non-exclusive, perpetual easement, for purposes of vehicular and pedestrian ingress and egress to and from Lot 3 over such driveway and walkway areas as may exist from time to time within Lot 1, provided that the owner of Lot 3 agrees not to use the driveways on Lot 1 for heavy truck traffic except as may be reasonably necessary on a temporary basis for development of Lot 3 and the owner of Lot 1 will use all reasonable efforts to cause ingress and egress by vehicles making deliveries to the business operation on Lot 3 to be made by way of the Access Easement area described above rather than over the Secondary Access Easement. The owner of Lot 1 shall adequately maintain the Secondary Access Easement areas and the owner of Lot 3 will have no right to place signage or do any construction or maintenance in the Secondary Access Easement. The owner of Lot 1 will have the unrestricted right at any time and from time to time to relocate and reconfigure all driveways and sidewalks within Lot 1 provided that the rights of the owner of Lot 3 will continue in effect with respect to such relocated and reconfigured areas and such relocation or reconfiguration will not unreasonably interfere with access to and from Lot 3 over Lot 1 to Sewall and Congress Streets.

(5) Surface Drainage: A non-exclusive, perpetual easement for the purpose of surface draining any and all storm water run-off from Lot 3 and the improvements which may, from time to time, be constructed, altered, modified and maintained thereon, over, upon and across Lot 1, and no change of grade elevation or excavation shall be made on Lot 1 which shall interfere with or obstruct the drainage from Lot 3.

For Landlord's source of title for items (1) - (5) see a deed from Olympia Equity Investors I, L.P. dated June 11, 1998 recorded in Book 13907, Page 46 of the Cumberland County Registry of Deeds.

(6) Additional Access Easements: All rights and privileges granted to Olympia Equity Investors III, L.P as set forth in a Mutual Easement Deed dated October 14, 1999 by and between Olympia Equity Investors I, L.P.; Olympia Equity Investors II, LLC; Olympia Equity Investors III, L.P. and Joseph F. Dugas, Trustee of the Merrimack Industrial Trust, said deed being recorded in Book _____, Page ________ of the Cumberland County Registry of Deeds.

                                                                       EXHIBIT C

                                LANDLORD'S WORK

Landlord's Work shall consist of:

  (1) Site improvements (including without limitation, installation of traffic signals, construction and wiring of the stone wall suitable for free-standing signage shown on Exhibit E, final paving, striping, and landscaping) at and surrounding the Site, as set forth in Exhibit A; and

  (2) Construction of the Building according to the Preliminary Specifications set forth in the plans appended hereto from Alliance Construction Co. Inc. as amended to the date hereof, wiring and other preparation for building signage as provided in the specifications of Neokraft Signs Inc. appended hereto, and, as to interior design and finish, plans of Theriault/Landmann Associates, as amended to the date hereof, as each may be modified in the Final Specifications and by subsequent change orders.

Shared Costs. Notwithstanding Landlord's responsibility to complete Landlord's Work, Landlord and Tenant agree to share costs of the following portions of the construction of the Building as follows:

       (A) Landlord will provide Tenant an allowance of $38,766 with respect to carpeting and installation, provided that Tenant shall select carpeting with an installed cost of not less than $26 per square yard. Costs in excess of the allowance are Tenant's responsibility. In the event that the carpeting selected by Tenant shall have an installed cost less than $26 per square yard, the savings shall be apportioned equally between Landlord and Tenant.

       (B) Landlord will provide Tenant an allowance with respect to the interior glazing specified in the final Theriault/Landmann Associates plan, with interior glazing costs in excess of that allowance to be paid by Tenant. The allowance shall be equal to $15,000, so long as the installed cost of the glazing shall be equal to or greater than $75,000, but less than $85,000. If the installed cost shall equal or exceed $85,000, the allowance shall equal $20,000.

       (C) Landlord will provide Tenant an allowance of $15,000 with respect to the ornamental staircase between the first and second floors specified in the final Theriault Landmann Associates plan, with costs in excess of that allowance to be paid by Tenant. In the event that the staircase shall have an installed cost below $27,000, the allowance shall be reduced by fifty cents for each dollar that the actual cost falls below $27,000.

       (D) With respect to the HVAC systems made part of the Final Specifications, Landlord and Tenant have agreed to evenly divide the incremental cost of the system over the cost of the system originally specified by the contractor, provided that the total incremental cost shall not exceed $120,000 unless mutually agreed by Landlord and Tenant, and therefore, the additional contribution of each party shall not exceed $60,000.

       (E) In view of Tenant's cost-saving modifications to the original interior design with respect to wall coverings, Landlord shall provide a credit to Tenant of $10,458, to be applied to: (a) the $2,810 incremental cost associated with the showers contained in the final plans, and (b) the remaining $7,648 to Tenant's obligations under the foregoing paragraphs.

       (F) In recognition of the incremental costs to be incurred by Tenant for holding over at its current facility, Landlord shall provide to Tenant an additional credit equal to one month's rent, or $23,133.63, toward the shared costs provided in this Exhibit C, which credit shall be recognized at settlement of the shared cost items following the Commencement Date.

Escrow Account. On or before the Final Specifications Date, Tenant shall establish for the benefit of Landlord an escrow account in a federally insured depository institution, which may at Tenant's election be the Tenant, and shall make payment into such escrow account in an amount the amount of $79,597, representing one-half of Tenant's anticipated contributions toward Landlord's Work. Any interest on such tax escrow account shall be payable to Tenant. Landlord shall be entitled to an accounting of the escrow account. The escrow agent shall reimburse Landlord, within ten (10) business days of being invoiced therefor, for Tenant's proportionate share of each of the shared cost items described in this Exhibit C. Within ten (10) business days following the Commencement Date, Landlord shall account to Tenant with respect to all expenditures made for the shared cost items under this Exhibit C, and within ten
(10) business days following the actual receipt by Tenant of such accounting, Tenant shall pay to Landlord Tenant's remaining share of such expenses. In the event that there remain additional escrow funds at such time, the escrow funds shall be applied in full or partial satisfaction of Tenant's responsibility for payment, and any remaining funds shall be repaid to Tenant.

Preliminary Sign Requirements
From Neokraft Signs Inc.


"Penthouse" dimensions: Rooftop mechanicals enclosure must provide adequate access for installation of sign. Minimum dimensions of the enclosure should be 9'8" high by 35' long on East and West facing walls; slight narrowing on North and South facing surfaces as required by design.

Electrical requirements: Up to three (3) building top signs installed on the mechanicals penthouse may draw as much as 85 amps (120v) per set.

Other signs' electrical requirements to be specified later.

                                                                       EXHIBIT D


                                 TENANT'S WORK

Tenant's Work shall consist of:

     (1) Installation of rooftop, free-standing and other signage on the Building and Site identifying Coastal Bank connecting to structures and wiring completed as part of Landlord's Work; and

     (2) Installation of trade fixtures and equipment, including without limitation automated teller machines, high density filing systems and security equipment, and principal UL-rated modular bank vault (in Landlord-prepared receptacles); and

     (3)  Computer and telephone systems installation and connections; and

     (4)  Connection of alarm devices to wiring installed by Landlord; and

     (5)  Set-up of systems furniture.

                                                                       EXHIBIT E

                             FREE-STANDING SIGNAGE

Pursuant to the plans for the Building, Landlord will construct a stone wall for a free-standing sign near the Congress Street entrance to the site, and provide the base and wiring for a sign to be attached to the stone wall by Tenant. Pursuant to this lease, the design for the sign is to be by Tenant, subject to Landlord and municipal approval. The following design (detail of stone wall omitted) is expressly approved by Landlord; and substantial change from this design is subject to future approval by Landlord, which may not be unreasonably delayed or withheld.

[DIAGRAM]

                                   SUBLEASE
                                   --------

     This Sublease (hereinafter "Lease"), made this 26th day of October, 1999, is between OLYMPIA EQUITY INVESTORS III, L.P. ("Lessor") and COASTAL BANK ("Lessee").

     WITNESSETH, that the Lessor hereby leases to the Lessee, and the Lessee hereby leases and takes from the Lessor, the following:

     The non-exclusive right to sixty-five (65) parking spaces, twenty-three
     (23) of said parking spaces being located in the area designated as "Area A" on Exhibit A attached hereto and made a part hereof. The remainder of the parking spaces being located generally in the area designated as "Area B" on Exhibit A attached hereto and made a part hereof (Lessee's collective rights in the 65 parking spaces being referred to herein as the "leased premises").

This Lease is subject to the following terms and conditions:


                                  ARTICLE ONE
                                  -----------
                                 TERM OF LEASE
                                 -------------

   1.01 The term shall begin on the Commencement Date of a certain lease between Lessor and Lessee (the "Bank Lease") and continue for a period of ten
(10) years. Lessee shall also have the option to renew this lease for four additional terms of five (5) years each. Lessee may exercise its option to renew only if it renews the Bank Lease according to its terms. Renewal shall be effective automatically upon renewal or extension of the Bank Lease, unless Lessee provides written notice to Lessor at least 60 days prior to the conclusion of each lease term.

                                  ARTICLE TWO
                                  -----------
                       EXPENSES, CHARGES AND OBLIGATIONS
                       ---------------------------------

   2.01 Lessor shall be responsible for completion of the parking area in accordance with Final Specifications under the Bank Lease and conformity with the requirements of the Site Plan approval, including without limitation landscaping, final paving and striping. Lessee agrees that it will be responsible for all expenses associated with maintaining, repairing, and servicing Area A of the leased premises thereafter. Lessor shall calculate Lessee's required contribution by multiplying the average monthly expense associated with maintaining and repairing Area A and associated landscaping by a fraction; the numerator of which shall be 23 (the number of parking spaces leased to Lessee), the denominator of which shall be the total number of spaces in the subject parking lot (currently 277). Lessor shall bill Lessee on an annual basis for its required contribution. Lessee shall remit payment with 14 days of receipt of such bill.

   2.02 Lessor shall retain the right to reconfigure all driveways, parking lots, and sidewalks within Area A and Area B, provided that such reconfiguration does not reduce the number of parking spaces or unreasonably reduce access to and from the leased premises. Except as set forth herein, Lessee shall continue to have the rights set forth above with respect to any reconfiguration of the parking area.

                                 ARTICLE THREE
                                 -------------
                                      USE
                                      ---

   3.01 Lessee shall have the right to use the leased premises for vehicular parking for employees, customers, and tenants of the Lessee and for no other purpose. The Parties contemplate that a majority of Lessee's use of the leased premises will be between the hours of 7:30 am and 5:30 pm Monday through Friday ("normal business hours".) Lessee shall also have the right to place a sign or signs reading "Parking for Coastal Bank customers, employees and tenants
7:30 am -5:30 pm" in such place or places as may be reasonably necessary to provide Lessee with the primary use of 50 parking spaces during normal business hours. The design and location of the signs referred to herein shall be subject to Lessor's reasonable approval and shall conform to all applicable laws and regulations .


                                 ARTICLE FOUR
                                 ------------
                 INDEMNIFICATION AND LOSS-LIABILITY OF LESSOR
                 --------------------------------------------

   4.01 Lessee covenants and agrees, at its sole cost and expense, to indemnify and save harmless and defend Lessor against and from any and all loss or liability resulting from claims by or on behalf of any person, firm, corporation or governmental authority, arising from the occupation, use, possession, conduct or management of or from any work or thing whatsoever done in or about the leased premises during the lease term, or arising from any act or negligence of Lessee, or any of Lessee's agents, contractors, servants, tenants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to persons, firms or corporations, including any tenant of the Lessee occurring during the lease term, in or about the leased premises, and from and against all costs, reasonable counsel fees, expenses and liabilities incurred in or about any such claim, action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, covenants to resist or defend such action or proceeding by counsel satisfactory to Lessor, unless such action or proceeding is resisted or defended by counsel for any carrier of public liability insurance; provided, however, that this indemnification shall not be applicable to any claims by any person, firms or corporation for injuries or damages resulting from (a) matters unrelated to covenants of Lessee under the terms of this Lease and resulting from Lessor's sole negligence; or (b) use of the leased premises by parties other than tenants, customers and employees of Lessee.


                                 ARTICLE FIVE
                                 ------------
                                   INSURANCE
                                   ----------

   5.01 General Liability Insurance.  Lessee will general and other liability
        ---------------------------
insurance as will fully protect Lessee and Lessor against any and all damages as a result of any injury or alleged injury to any person or any property arising out of activities of Lessee on the leased premises. Lessee will obtain such insurance from reputable insurers, acceptable to Lessor and licensed to do business in the state of Maine. Such insurance policies shall be written, naming Lessee and Lessor as the insured, in the amount of $2,000,000 for personal injury or death and $2,000,000 aggregate per policy year for property damage.

     Said policy shall contain an endorsement that the policy cannot be canceled, materially changed or reduced, or not renewed for any reason until the Insurer has given the Lessor at least ten (10) days' written notice of such proposed action.

     At five year intervals during the term of this Lease, Lessor may request Lessee to revise said liability coverage, both as to amounts and type of coverage, and Lessee will promptly so revise said coverage provided that the coverage as requested has been considered to be a generally accepted standard in connection with the operation of parking lots.


                                  ARTICLE SIX
                                  -----------
                             DAMAGES/CONDEMNATION
                             --------------------

     6.01 In the event that casualty partially destroys the Leased Premises or if all any part of the Leased Premises shall be taken or condemned in eminent domain proceedings for any public or quasi-public use, Lessee shall have the option to terminate this lease. Should Lessee elect to continue this lease, the parking spaces available to Lessee may be reduced as reasonably necessary by Lessor. Upon any such reduction the portion of maintenance and other expenses paid by Lessee shall be proportionally reduced as well.

     6.02 Lessor and Lessee each agree that they will cooperate with the other, to such extent as such other party may reasonably require, in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance monies that may be due in the event of, any loss or damage, and that each will execute and deliver to such other party such instruments as may be required to facilitate the recovery of any insurance monies, but the costs and expenses of all such action and proceeding shall be paid by Lessee.

     6.03 If, during the Lease term, the whole or any part of the Leased Premises shall be taken or condemned in eminent domain proceedings for any public or quasi-public use, the total award made with respect to the Leased Premises shall be the sole property of Lessor. At the time of the termination of this Lease pursuant to this Section, this Lease shall cease and terminate on the date on which Lessee relinquishes possession of the leased premises due to such condemnation.


                                 ARTICLE SEVEN
                                 -------------
                            ASSIGNMENT, SUBLETTING
                            -----------------------

     7.01 Lessee shall not assign or sublet this Lease without the express written consent of Lessor.


                                 ARTICLE EIGHT
                                 -------------
                        EXECUTION OF MEMORANDUM OF LEASE
                        --------------------------------

     8.01 After the execution of this Lease, and at the request of either party, Lessor and Lessee shall execute a Memorandum of Lease for recording purposes setting forth only such details therein as shall be necessary to satisfy local recording requirements.

                                 ARTICLE NINE
                                 ------------
                                    NOTICES
                                    -------

     9.01 All notices, demands and request of either party to the other shall be in writing and shall be personally served or sent by United States registered or certified mail, return receipt requested, postage prepaid, to the Lessor at 500 Maine Street, Bangor, Maine 04401 and to the Lessee at P.O. Box 8550, Portland, Maine 04104. The place for the mailing of such notice may be changed by either party by said party giving notice in like manner and fashion to the other party and designating a new address for the mailing of any such notices to said other party.


                                  ARTICLE TEN
                                  -----------
                                 GOVERNING LAW
                                 -------------

     10.01 This Lease shall be interpreted in accordance with the laws of the State of Maine.


                                ARTICLE ELEVEN
                                --------------
                      INVALIDITY OF PARTICULAR PROVISION
                      ----------------------------------

     11.01 If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term of the Lease shall be valid and shall be enforced to the fullest extent permitted by law.


                                ARTICLE TWELVE
                                --------------
                                BINDING EFFECT
                                --------------

     12.01 The terms, conditions, covenants, provisions and agreements herein contained shall be binding upon, and inure to the benefit of, the parties hereto, and to their respective successors and assigns.


                               ARTICLE THIRTEEN
                               ----------------
                                QUIET ENJOYMENT
                                ---------------

     13.01 Lessor covenants and warrants that Lessor is seized of and has good and marketable leasehold title to the leased premises, free and clear of all liens, easements and encumbrances of any nature, except for such minor defects and irregularities of title as do not materially or adversely affect the value of the leased premises or impair Lessee's intended use of the leased premises. Lessor covenants and warrants that it will defend such title thereto and will indemnify the Lessee against any damage or expense which Lessee may suffer by reason of any defect in the title or the description herein of the leased premises. Lessor further warrants that it has full right and authority to enter into this Lease and perform all the provisions hereof, and the execution and delivery of this Lease by Lessor's general partner has been fully authorized and approved by Lessor. Lessor further covenants and warrants that if Lessee shall discharge its obligations hereunder, Lessee, its successors in interest, and its lessees which are not in default of their leases, shall have and enjoy during the term hereof the quiet undisturbed possession and enjoyment of the Premises without hindrance from Lessor, its assignees, affiliates or any party under Lessor's control.

     13.02 If Lessor shall be in default of its obligations to its own lessor, Lessee shall be entitled, at its sole discretion, to perform the obligations of Lessor with respect to its lease, in whole or in part. In such event, Lessee shall be entitled to set off any funds it may expend in connection with the performance of such obligations against any obligation to Lessor, including without limitation Lessee's obligation to pay rent under the Bank Lease.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the day and year first above written by their undersigned duly authorized legal representatives.

WITNESSES:                   LESSOR:

                             OLYMPIA EQUITY INVESTORS III, L.P.

                             By: ERIN MANAGEMENT GROUP II,
                             a Maine corporation, its sole general partner


/s/William E. Saufley        By: /s/Kevin P. Mahaney
                                 ----------------------------------------------
                                  Kevin P. Mahaney
                                  Its President, hereunto duly authorized


                             LESSEE:

                             COASTAL BANK


/s/William E. Saufley        By: /s/Gregory T. Caswell
                                 ----------------------------------------------
                                  Gregory T. Caswell
                                  Its President, hereunto duly authorized

                                                                    Schedule 1.1

                         CALCULATION OF RENTABLE AREA
                       Prepared By Matthew Baird Design

First Floor:    7,456 square feet
Where "rentable square footage" is determined by the gross area minus (2) firestairs and the lobby, elevator, and machine room of the secondary core.

Second Floor:  11,301 square feet
Where "rentable square footage" is determined by the gross area minus (2) firestairs and secondary elevator.

Third floor:   10,354 square feet
Where "rentable square footage" is determined by the gross area minus (2) firestairs plus second floor secondary elevator and first floor secondary elevator, machine room and lobby.

Total rentable square footage is 29,211 square feet.
Total gross square footage is 30,103 square feet.

In all cases, gross areas are determined by measuring square footages to the outside of the exterior walls. Interior elevators and firestairs are measured at the centerline of walls. Elevator and firestair walls that extend to the perimeter walls are measured from the centerline of the interior wall segments to the outside face of the exterior wall.

                                                                    Schedule 2.1

Description of Premises
Appurtenances and Rights Granted with the Premises

In summary of the provisions contained elsewhere in the Lease, and not in limitation, thereof, the Premises are described generally as follows:

     (1) The entire Gross Rentable Area (as described in Schedule 1.1) on the first and second floors of the Building, calculated to equal 18,757 square feet, together with any additional Gross Rentable Area that may be added from time to time;

     (2) Rights to use of common areas and facilities with other tenants of the Building, including without limitation, fire stairs, lobbies, elevators, and machine rooms;

     (3)  Exclusive rights to the drive-through banking facilities;

     (4)  Signage rights as provided in Section 16.0 of the Lease;

     (5) All pedestrian or vehicular access rights appurtenant to the Site, whether currently existing or created hereafter;

     (6) Exclusive parking rights to 23 parking spaces on site and 29 spaces immediately South of the Site, and rights in common with other tenants of the Building to 42 other spaces, as generally described in Schedule 2.2, subject to increase or decrease in the event that the Gross Rentable Area subject to this Lease is increased above or decreased below 18,757 square feet; and

     (7) All other rights of Tenant in the Site or the Building arising under the Lease or by operation of law.

Trade fixtures and equipment of the Tenant shall not be deemed to become part of the Premises by virtue of being affixed to the Building or the Site, and Tenant shall retain all rights of ownership to such fixtures or equipment, subject to the terms of Section 10.0 of the Lease.

                                   Sch 2.1-1

                                                                    Schedule 2.2


Specifications of parking areas on adjacent property

[DIAGRAM]